                                                                   EXHIBIT 10.39






                                 LOAN AGREEMENT


                                 By and Between


                               CECO FILTERS, INC.


                                       and


                              CORESTATES BANK, N.A.


                           ---------------------------


                            Dated: September 25, 1997


                           ---------------------------

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "Agreement") is made effective the 25th day of September, 1997, by and between CECO FILTERS, INC. ("Borrower") and CORESTATES BANK, N.A. ("Bank").

                                   BACKGROUND

         A. Borrower has requested that Bank extend certain credit facilities to Borrower, which Bank is willing to do on the terms set forth herein.

         B. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in Section 12 of this Agreement.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrower by Bank, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       THE LINE; TERM LOAN; USE OF PROCEEDS.

         1.1. Line of Credit. Bank will establish for Borrower subject to the terms and conditions hereof, a revolving demand line of credit (the "Line") pursuant to which Bank will from time to time make loans or other extensions of credit to Borrower in an aggregate amount not exceeding at any time the lesser of: (a) the sum of (i) an amount up to eighty percent (80%) of the Eligible Receivables, plus (ii) the Permitted Out-of-Formula Advance; or (b) One Million Five Hundred Thousand Dollars ($1,500,000.00). Within the limitations set forth above, Borrower may borrow, repay and reborrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the Loan Documents (as hereafter defined) which terms and conditions are incorporated herein. Borrower's obligation to repay the loans and extensions of credit under the Line shall be evidenced by Borrower's demand promissory note (the "Line Note") in the face amount of One Million Five Hundred Thousand Dollars ($1,500,000.00), which shall be in the form attached hereto as Exhibit "A", with the blanks appropriately filled in. The Line Note shall amend and replace, but not repay or satisfy, Borrower's obligations to Bank under a certain Master Demand Note dated July 23, 1997.

         1.2. Term Loan. Bank will lend to Borrower and Borrower will borrow from Bank One Million Dollars ($1,000,000.00) (the "Term Loan"). Borrower's obligation to repay the Term Loan Shall be evidenced by Borrower's promissory note in the original principal amount of One Million dollars ($1,000,000.00) (the "Term Note"), substantially in the form attached hereto as Exhibit "B" with the blanks appropriately filled in.

         1.3. Use of Proceeds. Borrower agrees to use (a) advances under the Line for proper working capital purposes and to finance the acquisition of certain assets of Busch Environmental Corporation; and (b) the proceeds of the Term Loan to finance the acquisition of certain assets of Busch Environmental Corporation.

         1.4. Method of Advances. On any Business Day, Borrower may request an advance under the Line by making such request to the bank officer designated by Bank no later than noon Philadelphia time on the Business Day such advance is requested to be funded, and delivery to Bank of any documentation as Bank may from time to time require. Subject to the terms and conditions of this Agreement, Bank may make the proceeds of an advance available to Borrower by crediting such proceeds to Borrower's deposit account with Bank. Such request may be by telephone, unless Bank has advised Borrower that written requests are required. Bank may require prompt written confirmation of any telephone request and additional back-up documentation, from time to time. Each request for an advance under the Line shall be conclusively presumed to be made by a person authorized by Borrower to do so.

         1.5. Letters of Credit. Bank, at its sole discretion, may issue for the account of Borrower merchandise and standby letters of credit in form and content satisfactory to Bank, at its sole discretion, with a term not to exceed the earlier to occur of (a) ninety (90) days (for merchandise letters of credit), or (b) twelve (12) months (for standby letters of credit). Notwithstanding the foregoing, (i) at no time shall the aggregate face amount of all outstanding letters of credit issued under the Line exceed the amount of Five Hundred Thousand Dollars ($500,000.00); and (ii) at no time shall the principal balance of the Line, plus the aggregate face amount of all outstanding letters of credit issued under the Line exceed the amount of the loans and extensions of credit then available to Borrower under the Line pursuant to advances as described under Section 1.1.

         Borrower will execute a letter of credit application and letter of credit agreement, and such other documents as may be required by Bank in connection with the issuance of letters of credit hereunder. The outstanding face amount of all letters of credit issued by Bank pursuant hereto will reduce Borrower's ability to borrow under the Line as if such face amount were an advance under the Line. In the event that Bank pays any sums due pursuant to such letters of credit for any reason, such payment shall be deemed to be an advance under the Line repayable by Borrower pursuant to the terms hereof.

         In the event that the Line is terminated for any reason or demand is made thereunder, Borrower will deposit with Bank an amount equal to the face amount of all letters of credit then outstanding which have been issued hereunder, plus all fees related thereto or to accrue thereunder. Such funds will be held by Bank as cash collateral to secure Borrower's obligations hereunder.

         1.6. Collection of Receivables; Proceeds of Collateral.

              (a) Lockbox. Borrower and New Busch Co., Inc. will collect their accounts receivable only in the ordinary course of business. Borrower and New Busch Co., Inc. will notify all of their account debtors to forward all accounts receivable collections owed to Borrower and New Busch Co., Inc. to a lockbox maintained by Bank, and will execute such lockbox agreements as may be required by Bank and will pay to Bank all customary fees in connection with such lockbox arrangement. Immediately upon receipt, Borrower will forward to Bank all other checks, drafts and other monies received by Borrower or New Busch Co., Inc. which are proceeds of the Collateral to the lockbox maintained by Bank.

              (b) Operating Account. All accounts receivable collections of Borrower and New Busch Co., Inc. and all checks, drafts and other monies received by Borrower and New Busch Co., Inc. which are proceeds of the Collateral will be deposited in Borrower's and New Busch Co., Inc.'s operating account maintained at Bank (collectively, the "Operating Account").

              (c) Collected Funds. The Operating Account will be cleared by Bank daily on mutually agreed upon days as to collected funds, and such collected funds will be applied to the principal balance of and accrued interest on the Line, at the Bank's election. Upon the occurrence of an Event of Default, Bank may apply such collected funds to the Bank Indebtedness in such order as it may elect.

              (d) Proceeds of Collateral. Borrower and New Busch Co., Inc. agree that all monies, checks, notes, instruments, drafts or other payments relating to or constituting proceeds of any accounts receivable or other Collateral of Borrower and New Busch Co., Inc. which come into the possession or under the control of Borrower and/or New Busch Co., Inc. or any employees, agents or other persons acting for or in concert with Borrower and/or New Busch Co., Inc., shall be received and held in trust for Bank and such items shall be the sole and exclusive property of Bank. Immediately upon receipt thereof, Borrower, New Busch Co., Inc. and such other persons shall remit the same or cause the same to be remitted, in kind, to Bank. Borrower and New Busch Co., Inc. shall deliver or cause to be delivered to Bank, with appropriate endorsement and assignment to Bank with full recourse to Borrower and New Busch Co., Inc., all instruments, notes and chattel paper constituting an account receivable or proceeds thereof or other Collateral. Bank is hereby authorized to open all mail addressed to Borrower and New Busch Co., Inc. and endorse all checks, drafts or other items for payment on behalf of Borrower and New Busch Co., Inc. Bank is granted a power of attorney by Borrower and New Busch Co., Inc. with full power of substitution to execute on behalf of Borrower and New Busch Co., Inc. and in their names or to endorse their names on any check, draft, instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing. Such power of attorney being coupled with an interest is irrevocable.

2.       INTEREST RATE.

         2.1. Interest on the Line. Interest on the unpaid principal balance of the Line will accrue from the date of advance until final payment thereof at a per annum rate which is one-half of one percent (1/2 of 1%) in excess of the Prime Rate in effect from time to time (such interest rate to change immediately upon any change in the Prime Rate).

         2.2. Interest on Term Loan. Interest on the unpaid principal balance of the Term Loan will accrue until final payment thereof at the rate per annum which is one-half of one percent (1/2 of 1%) in excess of the Prime Rate in effect from time to time (such interest rate to change immediately upon any change in the Prime Rate).

         2.3. Default Interest. Interest will accrue on the principal balance of the Line and the Term Loan after demand or the occurrence of an Event of Default at a rate which is three percent (3%) in excess of the Prime Rate in effect from time to time (the "Default Rate").

         2.4. Post Judgment Interest. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the applicable default rate set forth above until paid.

         2.5. Calculation. Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

         2.6. Limitation of Interest to Maximum Lawful Rate. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrower. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any default by Borrower. Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

3.       PAYMENTS AND FEES.

         3.1. Interest Payments on the Line. Borrower will pay interest on the principal balance of the Line on the first day of each calendar month commencing on the first day of the first calendar month following the date of this Agreement.

         3.2. Principal Payments on the Line. Borrower will pay the outstanding principal balance of the Line, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof, ON DEMAND. If any Out-Of-Formula Advance arises or exists under the Line (other than a Permitted Out-of-Formula Advance) for any reason whatsoever, Borrower will repay such Out-Of-Formula Advance immediately, without demand. THE INCLUSION OF EVENTS OF DEFAULT AND COVENANTS IN THE LOAN DOCUMENTS SHALL NOT IN ANY WAY LIMIT THE DEMAND NATURE OF THE LINE. BORROWER UNDERSTANDS THAT THE BANK MAY MAKE DEMAND FOR PAYMENT AT ANY TIME FOR ANY OR NO REASON, WITHOUT REGARD TO WHETHER AN EVENT OF DEFAULT HAS OCCURRED.

         3.3. Principal and Interest Payments on the Term Loan. Borrower will pay the principal of the Term Loan and accrued interest thereon in forty-seven
(47) equal and consecutive monthly installments of Twenty Thousand Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($20,833.33) each, plus interest, on the first day of each calendar month commencing on October 1, 1997 and in one final payment of the remaining principal balance plus all accrued and unpaid interest thereon on September 1, 2001. Notwithstanding the foregoing payment schedule, the proceeds of any stock or equity offering initiated by Borrower during the term of the Term Loan shall be applied against the principal balance of the Term Loan and any then outstanding Permitted Out-of-Formula Advances, together with any accrued interest due thereon, in inverse order of maturity.

         3.4. Letter of Credit Fees. Borrower shall pay all fees and charges in connection with the issuance, renewal, negotiation and cancellation of each merchandise and standby letter of credit as may be customarily charged by Bank. Such fees shall be computed on the basis of a year of 360 days.

         3.5. Late Charge. In the event that Borrower fails to pay any principal, interest or other fees or expenses payable hereunder for a period of at least fifteen (15) days, in addition to paying such sums, Borrower will pay to Bank a late charge equal to five percent (5%), of such past due payment as compensation for the expenses incident to such past due payment.

         3.6. Prepayment of Term Loan. Borrower may prepay all or any part of the principal balance of the Term Loan at any time, without penalty or premium. All prepayments will be applied to the regularly scheduled payments in the inverse order in which they are due.

         3.7. Payment Method. Borrower irrevocably authorizes Bank to debit all payments required to be made by Borrower hereunder, under the Line and the Term Loan, on the date due, from any deposit account maintained by Borrower with Bank. Otherwise, Borrower will be obligated to make such payments directly to Bank. All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

         3.8. Application of Payments. Any and all payments on account of the Line and the Term Loan will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Bank, in its discretion, elects. If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

         3.9. Loan Account. Bank will open and maintain on its books a loan account (the "Loan Account") with respect to advances made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Bank under this Agreement. Except in the case of manifest error in computation, the Loan Account will be conclusive and binding on the Borrower as to the amount at any time due to Bank from Borrower under this Agreement or the Notes.

4.       SECURITY.

         4.1. Collateral. Borrower's obligations hereunder and under the Loan Documents shall be secured by (a) a certain security agreement of even date herewith pursuant to which Borrower, New Busch Co., Inc. and Air Purator Corp. shall grant to Bank a security interest in and lien upon all of Borrower's present and future accounts, contract rights, chattel papers, instruments, documents, inventory, general intangibles, machinery, equipment, furniture, fixtures, books and records and all other tangible and intangible property of Borrower, New Busch Co., Inc. and Air Purator Corp. and the products and proceeds thereof (the "Security Agreement"), and (b) a certain open-end mortgage and security agreement encumbering real property owned by Borrower located at 1029 Conshohocken Road, Conshohocken, Montgomery County, Pennsylvania, subject only to prior liens in favor of the Bank and the Pennsylvania Industrial Development Authority.

         4.2. Surety. As further security for the obligations of Borrower hereunder and under the Loan Documents, Borrower shall cause each Guarantor to execute and deliver to Bank an unlimited and unconditional surety agreement in form and content acceptable to Bank (collectively, the "Surety Agreements").

5. CONDITIONS OF CLOSING. The obligations of Bank to make available the Line and the Term Loan are subject to the performance by Borrower of all of its agreements to be performed hereunder and to the following further conditions (any of which may be waived by Bank):

         5.1. Loan Documents. Borrower, Guarantors and all other required persons and entities will have executed and delivered to Bank the Loan Documents.

         5.2. Representations and Warranties. All representations and warranties of Borrower set forth in the Loan Documents will be true at and as of the date hereof.

         5.3. No Default. No condition or event shall exist or have occurred which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

         5.4. Proceedings and Documents. All proceedings taken by Borrower in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Bank and Bank's counsel, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Borrower and each Guarantor shall have each delivered to Bank a certificate, in form and substance satisfactory to Bank, dated the date hereof and signed on behalf of the Borrower or the applicable Guarantor, as the case may be, by an officer of Borrower or the applicable Guarantor, as the case may be, certifying (a) true copies of the Articles of Incorporation and bylaws of the Borrower or the applicable Guarantor in effect on such date, (b) true copies of all corporate actions taken by Borrower or the applicable Guarantor relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers of the Borrower or the applicable Guarantor authorized to execute and deliver this Agreement and the other Loan Documents. Bank may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by Bank.

         5.5. Landlord's or Warehouseman's Release and Waiver Agreements. Bank shall have received a landlord's or warehouseman's release and waiver agreement, satisfactory in form and substance to Bank, from each landlord and warehouseman for each location leased by Borrower or at which Borrower warehouses inventory.

         5.6. Delivery of Other Documents. The following documents shall have been delivered by or on behalf of Borrower and/or Guarantors to Bank:

              (a) Good Standing and Tax Lien Certificates. Good Standing Certificates issued by the State of incorporation of Borrower and of each Guarantor certifying to the good standing and corporate status of Borrower, good standing/foreign qualification certificates from all other jurisdictions in which Borrower and Guarantors are required to be qualified to do business, and tax lien certificates for Borrower and each Guarantor from each jurisdiction in which Borrower and that Guarantor are required to be qualified to do business.

              (b) Authorization Documents. Evidence of authorization of Borrower's and Guarantors' execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

              (c) Insurance. Evidence of the insurance coverage as required under the Security Agreement.

              (d) Opinion of Counsel. An opinion of counsel for Borrower in form and content satisfactory to Bank.

              (e) Lien Search. Copies of record searches (including UCC searches and judgments, suits, tax and other lien searches) confirming that Bank has a first priority security interest in the Collateral, except as otherwise provided in this Agreement, acceptable to Bank.

              (f) No Material Adverse Change. Evidence satisfactory to the Bank that no material adverse change has occurred with respect to the Borrower since December 31, 1996.

              (g) Subordination Agreement. A subordination agreement in form and content acceptable to Bank executed by CECO Environmental Corp., together with evidence satisfactory to Bank of the extension and funding of an unsecured loan in the amount of Five Hundred Thousand Dollars ($500,000.00) by CECO Environmental Corp. to Borrower.

              (h) Asset Purchase Agreement Copies of the executed Asset Purchase Agreement dated September 9, 1997 by and between New Busch Co. and Busch Co., together with evidence satisfactory to Bank of the consummation of the transactions contemplated therein.

              (i) Other Documents. Such other documents as may be required to be submitted to Bank by the terms hereof or of any Loan Document.

         5.7. Non-Waiver of Rights. By completing the closing hereunder, or by making advances hereunder, Bank does not thereby waive a breach of any warranty or representation made by Borrower hereunder or any agreement, document, or instrument delivered to Bank or otherwise referred to herein, and any claims and rights of Bank resulting from any breach or misrepresentation by Borrower are specifically reserved by Bank.

6. CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES. Subsequent advances shall be conditioned upon the following conditions and each request by Borrower for an advance shall constitute a representation by Borrower to Bank that each condition has been met or satisfied:

         6.1. Representations and Warranties. All representations and warranties of Borrower contained in the Loan Documents shall be true at and as of the date of such advance as if made on such date, and each request for an advance shall constitute reaffirmation by Borrower that such representations and warranties are then true.

         6.2. No Default. No condition or event shall exist or have occurred at or as of the date of such advance which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

         6.3. Other Requirements. Bank shall have received all certificates, authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Bank may reasonably request.

7.       DEFAULT AND REMEDIES.

         7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

              (a) The failure of Borrower to pay any amount of principal or interest on the Notes or any fee or other sums payable hereunder, or any other Bank Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise;

              (b) The failure of Borrower or any Guarantor to duly perform or observe any obligation, covenant or agreement on its part contained herein or in any other Loan Document not otherwise specifically constituting an Event of Default under this Section 7.1 and such failure continues unremedied for a period of thirty (30) days after the earlier of (i) notice from Bank to Borrower or Guarantor of the existence of such failure, or (ii) any officer or principal of Borrower or Guarantor knows or should have known of the existence of such failure, provided that, in the event such failure is incapable of remedy or consists of a default of any of the financial covenants in Section 7 of the Security Agrement, or was wilfully caused or permitted by Borrower or Guarantor, Borrower and Guarantor shall not be entitled to any notice or grace hereunder;

              (c) The failure of Borrower or any Guarantor to pay any Indebtedness for borrowed money due to any third Person which results in acceleration or an exercise of remedies thereunder or the existence of any other event of default under any loan, security agreement, mortgage or other agreement pertaining thereto binding Borrower, after the expiration of any notice and/or grace periods permitted in such documents which results in acceleration or an exercise of remedies thereunder;

              (d) The failure of Borrower or any Guarantor to pay or perform any other obligation to Bank under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

              (e) The adjudication of Borrower or any Guarantor as a bankrupt or insolvent, or the entry of an Order for Relief against Borrower or any Guarantor or the entry of an order appointing a receiver or trustee for Borrower or any Guarantor of any of its property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

              (f) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or (unless dismissed within 60 days) against Borrower or any Guarantor or Borrower or any Guarantor makes an assignment for the benefit of creditors, or Borrower or any Guarantor takes any action to authorize any of the foregoing;

              (g) The suspension of the operation of Borrower's present business, or

Borrower becoming unable to meet its debts as they mature, or the admission in writing by Borrower or any Guarantor to such effect, or Borrower or any Guarantor calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

              (h) All or any part of the Collateral or any material part of the assets of Borrower or any Guarantor are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors;

              (i) The entry of a final judgment for the payment of money against Borrower or any Guarantor which, within ten (10) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

              (j) Any representation or warranty of Borrower or any Guarantor in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by Borrower or that Guarantor pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

              (k) Borrower or any Guarantor voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

              (l) Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts Borrower from conducting all or any material part of its business;

              (m) A material and adverse change occurs in any of Borrower's operations, management or financial condition or in the value of the Collateral;

              (n) Any breach by Borrower or any creditor of its obligations under any subordination agreement now or hereafter executed in favor of Bank after expiration of any notice or grace periods permitted in such documents; or

              (o) The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by Borrower or any Guarantor; any stockholder of Borrower or any Guarantor; or Borrower or any Guarantor denies that it has any or any further liability or obligation hereunder or thereunder.

         7.2. Remedies. At the option of the Bank, upon the occurrence of an Event of Default, or at any time thereafter:

              (a) The entire unpaid principal of the Line, all other Bank Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrower to Bank hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

              (b) The Line will immediately terminate and the Borrower will receive no further extensions of credit thereunder;

              (c) Bank may increase the interest rate on the Notes to the applicable default rate set forth herein, without notice;

              (d) Bank may reduce availability for advances under the formula set forth in Section 1.1 or require additional reserves without notice;

              (e) Bank may enter the premises occupied by Borrower and take possession of the Collateral and any records relating thereto; and/or

              (f) Bank may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

         If an Event of Default occurs under Section 7.1(e) or (f), all Bank Indebtedness shall become immediately due and payable.

         7.3. Set-Off. Without limiting the rights of Bank under applicable law, Bank has and may exercise a right of set-off, a lien against and a security interest in all property of Borrower now or at any time in Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security for all Bank Indebtedness. At any time and from time to time following the occurrence of an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of Borrower against any or all of the Bank Indebtedness and the Borrower's obligations under the Loan Documents. If any bank account of Borrower with Bank is attached or otherwise liened or levied upon by any third party, Bank need not await the running of any applicable grace period hereunder, but Bank shall have and be deemed to have the immediate right of set-off and may apply the funds or amount thus set-off against Borrower's obligations to the Bank.

         7.4. Turnover of Property Held by Bank. Borrower irrevocably authorize any Affiliate of Bank, upon and following the occurrence of an Event of Default, at the request of Bank and without further notice, to turnover to Bank any property of Borrower held by such Affiliate, including without limitation, funds and securities for the Borrower's account and to debit, for the benefit of Bank, any deposit account maintained by Borrower with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by Bank up to the amount of the Bank Indebtedness, and to pay or transfer such amount or property to Bank for application to the Bank Indebtedness.

         7.5. Delay or Omission Not Waiver. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and Borrower shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of Borrower.

         7.6. Remedies Cumulative; Consents. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity.

         7.7. Certain Fees, Costs, Expenses, Expenditures and Indemnification. Borrower agrees to pay on demand all costs and expenses of Bank, including without limitation:

               (a) all costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, attorney's fees and expenses, and the cost of appraisals and reappraisals of Collateral), and the cost of periodic lien searches and tax clearance certificates, as Bank deems advisable;

               (b) all losses, costs and expenses in connection with the enforcement, protection and preservation of the Bank's rights or remedies under the Loan Documents, or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Bank (including without limitation court costs, attorney's fees and expenses of accountants and appraisers); and

               (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Bank may become subject as the result of delay in paying or omission to pay such taxes.

         In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including attorney's fees and expenses, filing fees and other charges) shall be payable by Borrower on demand and shall constitute part of the Bank Indebtedness.

         With respect to any amount required to be paid by Borrower under this Section, in the event Borrower fails to pay such amount on demand, Borrower shall also pay to Bank interest thereon at the default rate set forth for the Line.

         Borrower agrees to indemnify and hold harmless, Bank and Bank's officers, directors, shareholders, employees and agents, from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Person is a party to any litigation), including attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery with respect to or arising out of this Agreement, the use of any proceeds advanced hereunder, the transactions contemplated hereunder, or any claim, demand, action or cause of action being asserted against Borrower or any of its Affiliates.

         Borrower's obligations under this Section shall survive termination of this Agreement and repayment of the Bank Indebtedness.

         7.8. Time is of the Essence. Time is of the essence in Borrower's performance of its obligations under the Loan Documents.

         7.9. Acknowledgment of Confession of Judgment Provisions. BORROWER ACKNOWLEDGES AND AGREES THAT THE NOTES AND THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY BANK MAY ENTER JUDGMENT BY CONFESSION AGAINST BORROWER AFTER DEMAND OR THE OCCURRENCE OF AN EVENT OF DEFAULT, AS THE CASE MAY BE. BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT BY BANK UNDER THE NOTES AND LOAN DOCUMENTS, BEFORE JUDGMENT CAN BE ENTERED, BORROWER HEREBY WAIVES THESE RIGHTS AND AGREES AND CONSENTS TO BANK ENTERING JUDGMENT AGAINST BORROWER BY CONFESSION. ANY PROVISION IN A CONFESSION OF JUDGMENT IN ANY OF THE LOAN DOCUMENTS FOR AN ATTORNEY'S COLLECTION COMMISSION SHALL IN NO WAY LIMIT BORROWER'S LIABILITY TO REIMBURSE BANK FOR ALL LEGAL FEES ACTUALLY INCURRED BY BANK, EVEN IF SUCH FEES ARE IN EXCESS OF THE ATTORNEY'S COLLECTION COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

8.       COMMUNICATIONS AND NOTICES.

         8.1. Communications and Notices. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

                   To Borrower:

                             CECO Filters, Inc.
                             1029 Conshohocken Road
                             Conshohocken, PA  19428
                             Attention:  Steven I. Taub, President
                             Telecopy Number: (610) 825-3108

                   With a copy to:

                             White and Williams
                             1800 One Liberty Place
                             Philadelphia, PA  19103
                             Attention: George Hartnett, Esquire
                             Telecopy Number:  (215) 864-7123

                   To Bank:

                             CoreStates Bank, N.A.
                             2240 Butler Pike
                             Plymouth Meeting, PA 19462-1302
                             Attention:  William Dohmen, Vice President
                             Telecopy Number:  (610) 834-2069

                   With a copy to:

                             Wolf, Block, Schorr and Solis-Cohen LLP
                             350 Sentry Parkway
                             Building 640
                             Blue Bell, Pennsylvania  19422
                             Attention:  Sara Lee Keller-Smith, Esquire
                             Telecopy Number:  (610) 238-0305

9. DEFINITIONS. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

         9.1. "Accounting Terms". As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

         9.2. "Affiliate", as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

         9.3. "Agreement" has the meaning set forth in the opening recital of this Agreement.

         9.4. "Bank" has the meaning set forth in the opening recital of this Agreement.

         9.5. "Bank Indebtedness" shall mean all obligations and Indebtedness of Borrower to Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents, all obligations to reimburse Bank for payments made by Bank pursuant to any letter of credit issued for the account or benefit of Borrower by Bank, all other obligations or undertakings now or hereafter made by or for the benefit of Borrower to or for the benefit of Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by Borrower with Bank, including, without limitation, all obligations of Borrower to Bank under any guaranty or surety agreement and all obligations of Borrower to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest and other sums payable in connection with any of the foregoing.

         9.6. "Borrower" has the meaning set forth in the opening recital of this Agreement.

         9.7. "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Pennsylvania are authorized by law to close.

         9.8. "Corporation" means a corporation, partnership, trust, unincorporated organization, association or joint stock company.

         9.9. "Default Rate" has the meaning set forth in Section 2.3.

         9.10. "Eligible Receivables" means accounts receivable of Borrower and New Busch Co. in which Bank has a prior, perfected, first priority lien which have been due no more than ninety (90) days from the invoice date, are not subject to offsets, deductions, counterclaims, discounts, credit, charge back, freight claim, allowance or adjustment comply wit the representations set forth in the Security Agreement and meet all specifications established by

Bank in its sole discretion from time to time. Eligible Receivables shall not include: (a) non-trade receivables; (b) foreign accounts receivable unless fully secured by a letter of credit issued by a financial institution acceptable to Bank in its discretion; (c) contra-accounts; (d) intercompany accounts or accounts from other affiliated corporation, organizations or individuals; (e) accounts receivable from the United States government or any of its agencies which have not been assigned to Bank under the Assignment of Claims Act; (f) finance charges; (g) lease receivables; (h) accounts receivable of poor quality; and (i) accounts receivable concentrated in individual account debtors in such amounts or percentage as may be unacceptable to Bank. In the event that any account receivable previously scheduled, listed or referred to in any certificate, statement or report by Borrower and upon which Borrower is basing availability under the Line ceases to be an Eligible Receivable, Borrower shall notify Bank thereof immediately.

         9.11. "Event of Default" means each of the events specified in Section 7.1.

         9.12. "GAAP" means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

         9.13. "Guarantor" means CECO Environmental Corp., a New York corporation, and New Busch Co., Inc., a Delaware corporation.

         9.14. "Indebtedness", as applied to a Person, means:

              (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

              (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

              (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

         9.15. "Line" has the meaning set forth in Section 1.1.

         9.16. "Line Note" has the meaning set forth in Section 1.1.

         9.17. "Loan Documents" means this Agreement, the Line Note, the Term Note, the Security Agreement, the Surety Agreements and all other documents, executed or delivered by Borrower and/or the Guarantor pursuant to this Agreement, as they may be amended from time to time.

         9.18. "Notes" means the Line Note and the Term Note and "Note" means either the Line Note or the Term Note.

         9.19. "Out-Of-Formula Advance" means the amount by which the then outstanding principal balance of the Line exceeds the amount that Bank may advance pursuant to the formula advance provisions of Section 1.1 subject to such other restrictions on advances as are otherwise set forth in this Agreement.

         9.20. "Permitted Out-of-Formula Advance" means Out-of-Formula Advances in a principal amount not to exceed at any time Six Hundred Thousand Dollars ($600,000.00), in the aggregate, which amount shall be decreased as of December 31, 1997 and again as of June 30, 1998 based upon the results of Borrower's operations.

         9.21. "Person" means an individual, a Corporation or a government or any agency or subdivision thereof, or any other entity.

         9.22. "Prime Rate" means the annual interest rate established from time to time by Bank and generally known by Bank as its "prime rate", whether published by it publicly or only for the internal guidance of its loan officers. The Prime Rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower.

         9.23. "Subsidiary" means a Corporation (a) which is organized under the laws of the United States or any State thereof, or any other county or jurisdiction of Canada or Puerto Rico, (b) which conducts substantially all of its business and has substantially all of its assets within the United States, Canada or Puerto Rico, and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by Borrower or one or more of its Subsidiaries.

         9.24. "Security Agreement" has the meaning set forth in Section 4.1.

         9.25. "Surety" has the meaning set forth in Section 4.2.

         9.26. "Term Note" has the meaning set forth in Section 1.2.

10.      WAIVERS.

         10.1. Waivers. In connection with any proceedings under the Loan Documents, including without limitation any action by Bank in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, Borrower waives:

              (a) all errors, defects and imperfections in such proceedings;

              (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

              (c) all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained under any of the Loan Documents and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Bank;

              (d) presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Loan Documents, including the Notes;

              (e) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

              (f) any demand for possession of Collateral prior to commencement of any suit; and

              (g) all rights to claim or recover attorney's fees and costs in the event that Borrower is successful in any action to remove, suspend or enforce a judgment entered by confession.

         10.2. Forbearance. Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrower.

         10.3. Limitation on Liability. Borrower shall be responsible for and Bank is hereby released from any claim or liability in connection with:

              (a) Safekeeping any Collateral;

              (b) Any loss or damage to any Collateral;

              (c) Any diminution in value of the Collateral; or

              (d) Any act or default of another Person.

         Bank shall only be liable for any act or omission on its part constituting gross negligence or wilful misconduct. In the event that Bank breaches its required standard of conduct, Borrower agrees that its liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event Borrower brings suit against Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, Borrower will indemnify and hold Bank harmless from all costs and expenses, including attorney's fees, incurred by Bank in connection with such suit. This Agreement is not intended to obligate Bank to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Borrower.

11.      SUBMISSION TO JURISDICTION.

         11.1. Submission to Jurisdiction. Borrower hereby consents to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agrees that, subject to the Bank's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in
Section 8.1. Nothing contained in this Section shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

12.      MISCELLANEOUS.

         12.1. Brokers. The transaction contemplated hereunder was brought about and entered into by Bank and Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrower represents to Bank that Borrower has not committed Bank to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against Bank by any broker, finder or agent or any other Person, Borrower agrees to indemnify, defend and hold Bank harmless against any such claim, at Borrower's own cost and expense, including Bank's attorneys' fees. Borrower further agrees that until any such claim or demand is adjudicated in Bank's favor, the amount claimed and/or demanded shall be deemed part of the Bank Indebtedness secured by the Collateral.

         12.2. Use of Bank's Name. Borrower shall not use Bank's name or the name of any of Bank's Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

         12.3. No Joint Venture. Nothing contained herein is intended to permit or authorize Borrower to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in Borrower.

         12.4. Survival. All covenants, agreements, representations and warranties made by Borrower in the Loan Documents or made by or on its behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on its behalf and the making by Bank of the loans or advances to Borrower. All statements contained in any certificate, statement or other document delivered by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrower.

         12.5. No Assignment by Borrower. Borrower may not assign any of its rights hereunder without the prior written consent of Bank, and Bank shall not be required to lend hereunder except to Borrower as it presently exists.

         12.6. Assignment or Sale by Bank. Bank may sell, assign or participate all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Borrower in its possession.

         12.7. Binding Effect. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         12.8. Severability. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

         12.9. No Third Party Beneficiaries. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

         12.10. Modifications. No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

         12.11. Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

         12.12. Law Governing. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

         12.13. Integration. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties.

         12.14. Exhibits and Schedules. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

         12.15. Headings. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

         12.16. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         12.17. Waiver of Right to Trial by Jury. BORROWER AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           CECO FILTERS, INC.

                                           By:/s/ Steven I. Taub
                                              ----------------------------------
                                              Steven I. Taub, President


                                           CORESTATES BANK, N.A.

                                           By:/s/ William F. Dohmen
                                              ----------------------------------
                                              William F. Dohmen, Vice President